Exhibit 10.3

CITADEL SECURITY SOFTWARE INC.
AMENDMENT TO AGREEMENTS WITH RICHARD CONNELLY

This agreement is made and entered into as of November 3, 2006, by and between Citadel Security Software Inc., a Delaware corporation (“Citadel”), and Richard Connelly (“Connelly”).

WHEREAS, Citadel, and certain of its subsidiaries, have entered into an Asset Purchase Agreement, dated as of October 2, 2006, with McAfee, Inc. and McAfee Security LLC (the “Asset Purchase Agreement”);

WHEREAS, under: (a) that certain Change of Control Agreement, dated as of December 23, 2005, between Citadel and Connelly and (b) that certain Employment Agreement, dated as of April 1, 2003, between Citadel and Connelly as amended by Amendment No. 1 to Employment Agreement, dated as of March 12, 2004, between Citadel and Connelly (collectively, the “Employment Agreements”), Connelly is entitled to receive certain payments in connection with the closing of the transactions contemplated by the Asset Purchase Agreement (the “Closing”);

WHEREAS, each of Citadel and Connelly desire to amend each of the Employment Agreements (and any similar agreements or arrangements) to provide that, contingent upon the occurrence of the Closing, Connelly will receive only the payments specified in this Amendment To Agreements With Richard Connelly in connection with the Closing; and

WHEREAS, each of Citadel and Connelly desire that, contingent upon the occurrence of the Closing, Citadel shall issue to Connelly 50,000 shares of its common stock in exchange for the termination of all outstanding obligations of Citadel under the stock option agreement to purchase 50,000 shares of Citadel’s common stock dated September 30, 2003 (the “50,000 Share Option Agreement”);

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Citadel and Connelly hereby agree as follows:

1.           Amendment of Employment Arrangements.  Notwithstanding any terms contained therein to the contrary, each of the Employment Arrangements (as defined below) are hereby amended to provide that, upon the Closing, provided Connelly does not accept an offer of employment from McAfee, Inc. at, as of, or in connection with the Closing, Connelly shall be entitled to receive from Citadel, a single payment, in a lump sum, of $191,114 (which amount will not be grossed-up) to be promptly paid to Connelly by Citadel upon the earlier to occur of: (i) the written request of Connelly or (ii) the one month anniversary of the date on which the Closing occurs.  Except as set forth herein, effective on the Closing, Connelly agrees that he will not be entitled to any additional Severance Payment, Special Severance Payment, Special Bonus Payment, Termination upon Change of Control Amount, Bonus or similar or other special payment or benefit under the Employment Arrangements as a result of or in connection with the Closing; provided however, that Connelly shall remain entitled to any payments or benefits under the Employment Arrangements that are not directly related to the proposed Closing (e.g., accrued bonuses, vacation pay, expense reimbursements, etc.).  For purposes of this Amendment To Agreements With Richard Connelly, “Employment Arrangements” shall mean each of the Employment Agreements along with any other agreements or arrangements between Citadel and Connelly regarding employment, bonuses, severance, payments made upon a change of control of Citadel, tax gross-ups, benefits or similar agreements or arrangements, but shall not include any option agreements referenced in the Amendment to Stock Option Agreement entered into by the parties of even date herewith.

2.             Stock Options.

(a)           Connelly hereby represents and warrants that, currently, he is entitled to receive 50,000 shares of Citadel’s common stock upon exercise of his rights under the Stock Option Agreement.  Connelly hereby agrees that he shall not exercise any of his rights to acquire shares of the common stock of Citadel pursuant to the 50,000 Share Option Agreement unless and until the Asset Purchase Agreement is terminated.  This Amendment To Agreements With Richard Connelly shall not affect the other option agreements between Citadel and Connelly referenced in the Amendment to Stock Option Agreement entered into by the parties of even date herewith.

(b)           Provided the Closing occurs and effective as of the Closing:  (i) the 50,000 Share Option Agreement will terminate and be of no further force or effect, and (ii) effective on the earlier of (x) the date requested by Connelly after the Closing or (y) the date that is immediately before the record date established for Citadel’s first distribution to common stockholders of the proceeds of the Asset Purchase Agreement (which is contemplated to occur shortly after the expiration of the 30-day indemnification period set forth in the Asset Purchase Agreement), Citadel shall issue to Connelly 50,000 shares of its common stock.

3.             Post-Closing Employment.  After the Closing, Connelly will remain as an at-will employee of Citadel to provide services during the wind down phase of Citadel’s operations after the Closing at his current salary (less applicable withholding), without any bonus or severance payments provided in the Employment Arrangements; provided that Citadel will pay an additional retention bonus equal to one half of Connelly’s annual base salary if Connelly remains employed by Citadel to assist with the winding down of Citadel’s business through the earlier of March 31, 2007 or the date Citadel determines his services in connection with the wind down are no longer required.

4.             Effect of this Amendment To Agreements With Richard Connelly.

(a)           Nothing contained in this Amendment To Agreements With Richard Connelly shall be deemed to limit Connelly’s rights in his capacity as a current stockholder of Citadel including his right to receive distributions on his shares of Citadel’s common stock following the Closing.

(b)           Except as expressly provided herein, this Amendment To Agreements With Richard Connelly shall not be deemed to further modify or terminate any Employment Arrangement.

(c)           If the Asset Purchase Agreement is terminated in accordance with its terms or otherwise, this Amendment To Agreements With Richard Connelly shall terminate in its entirety.

5.             Other Provisions.

(a)           This Amendment To Agreements With Richard Connelly shall inure to the benefit of and be binding upon (i) Citadel and its successors and assigns and (ii) Connelly and his heirs and legal representatives.

(b)           All notices and statements with respect to this Amendment To Agreements With Richard Connelly shall be made or delivered as set forth in that certain Employment Agreement, dated as of April 1, 2003, between Citadel and Connelly as amended by Amendment No. 1 to Employment Agreement, dated as of March 12, 2004, between Citadel and Connelly.

(c)           This Amendment To Agreements With Richard Connelly sets forth the entire present agreement of the parties concerning the subjects covered herein; there are no promises, understandings, representations, or warranties of any kind concerning those subjects except as expressly set forth in this Amendment To Agreements With Richard Connelly.

(d)           Any modification to this Amendment To Agreements With Richard Connelly must be in writing and signed by all parties; any attempt to modify this Amendment To Agreements With Richard Connelly, orally or in writing, not executed by all parties will be void.

(e)           If any provision of this Amendment To Agreements With Richard Connelly, or its application to anyone or under any circumstances, is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity and unenforceability will not affect any other provision or application of this Amendment To Agreements With Richard Connelly which can be given effect without the invalid or unenforceable provision or application and will not invalidate or render unenforceable such provision or application in any other jurisdiction.

(f)            This Amendment To Agreements With Richard Connelly will be governed and interpreted under the laws of the United States of America and of the State of Texas as applied to contracts made and carried out entirely in Texas by residents of that state.

(g)           No failure on the part of any party to enforce any provisions of this Amendment To Agreements With Richard Connelly will act as a waiver of the right to enforce that provision.

(h)           Section headings are for convenience only and shall not define or limit the provisions of this Amendment To Agreements With Richard Connelly.

(i)            This Amendment To Agreements With Richard Connelly may be executed in several counterparts, each of which is an original.  A copy of this Amendment To Agreements With Richard Connelly manually signed by one party and transmitted to the other party by FAX or in image form via email shall be deemed to have been executed and delivered by the signing party as though an original.  A photocopy of this Amendment To Agreements With Richard Connelly shall be effective as an original for all purposes.

(j)             Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Employment Agreements.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment To Agreements With Richard Connelly as of the date first above written.

CITADEL SECURITY SOFTWARE INC.

By: /s/ Steven B. Solomon
Name: Steven B. Solomon
Title: Chairman and CEO

/s/ Richard Connelly
Richard Connelly

AMENDMENT TO OPTION AGREEMENT

This agreement of amendment (this “Amendment”) is made as of November 3, 2006, by and between Citadel Security Software Inc., a Delaware corporation (“Citadel”), and the undersigned option holder (the “Optionee”).

WHEREAS, Citadel and Optionee have entered into that certain Stock Option Agreement, dated as of November 5, 2002, providing for the issuance of up to 100,000 shares of the common stock of Citadel, and that certain Stock Option Agreement, dated as of March 16, 2002, providing for the issuance of up to 275,000 shares of the common stock of Citadel (collectively, the “Stock Option Agreement”);

WHEREAS, Citadel, and certain of its subsidiaries, have entered into an Asset Purchase Agreement, dated as of October 2, 2006, with McAfee, Inc. and McAfee Security LLC (the “Asset Purchase Agreement”);

WHEREAS, conditioned upon the closing of the transactions contemplated by the Asset Purchase Agreement, Citadel has implemented a “cash-out plan” to cash-out options subject to its 2002 Stock Incentive Plan pursuant to the resolution of its board of directors (such that any holder of stock options outstanding at the closing of a change of control may receive a payment equal to the difference between the price received by stockholders in the change of control and the exercise price of such holder’s stock option (the “Cash-Out Plan”).  Citadel intends to implement the Cash-Out Plan in connection with the closing of the Asset Purchase Agreement and the subsequent distributions to its stockholders.  As a result, holders of options that remain unexercised on the record date of our initial anticipated liquidating distribution, will receive from Citadel, at the same time liquidating distributions are made to holders of its common stock, cash payments equal to the product of the total number of shares that were subject to such option immediately prior to the closing of the asset sale, and the amount per share then being distributed in respect of its common stock.  However, these cash payments will be paid only to the extent, if any, per share liquidating distributions in respect of its common stock exceed the per share exercise price of such option; and

WHEREAS, each of Citadel and the Optionee now desire to amend the Stock Option Agreement to permit the options that may be granted pursuant to the Stock Option Agreement the “Options”), although not subject to Citadel’s 2002 Stock Incentive Plan, to be included within the Cash-Out Plan;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Citadel and the Optionee hereby agree as follows:

1.             Amendment of the Stock Option Agreement.  The Stock Option Agreement is hereby amended to provide that the Options may be included in the Cash-Out Plan.

2.             No Other Changes.  Except as amended by this Amendment, the Stock Option Agreement shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

COMPANY

CITADEL SECURITY SOFTWARE INC.

By: /s/ Steven B. Solomon
Name: Steven B. Solomon
Title: Chairman and CEO

OPTIONEE

/s/ Richard Connelly
Name: Richard Connelly

2